UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, Kimberly Brown was appointed as the Chief Accounting Officer of Lantheus Holdings, Inc. (the “Company”) and its subsidiaries, effective July 1, 2024. Ms. Brown will serve as the Company’s principal accounting officer effective as of August 1, 2024 (the “Effective Date”). Andrea Sabens, the Company’s current Chief Accounting Officer and principal accounting officer, will transition to a new role at the Company and will no longer serve as the principal accounting officer as of the Effective Date.

Ms. Brown, 34, most recently served as Vice President, Controller at Repligen Corporation, responsible for Global Controllership, Financial Reporting, Audit, Shared Services and Cost Accounting functions. During her six years at Repligen, from October 2018 to June 2024, she held positions of increasing responsibility, including global enterprise resource planning system implementations, mergers and acquisitions due diligence and integration, and financial planning and analysis support. Prior to Repligen, she served as an Audit Manager at Grant Thornton LLP for six years, from October 2013 to October 2018, with an emphasis on international public manufacturing companies. She earned a Bachelor of Science in Corporate Finance and Accounting, with a concentration in Health Industry, and a Master of Science in Accounting, both from Bentley University. She is a licensed Certified Public Accountant in the state of Massachusetts.

In connection with Ms. Brown’s employment as Chief Accounting Officer, the Company entered into an offer letter with Ms. Brown (the “Offer Letter”). Her annual base salary will be $350,000, and she will be eligible for a discretionary annual bonus with a target award of 35% of her annual base salary. Additionally, subject to approval by the Talent and Compensation Committee of the board of directors of the Company (the “Committee”), Ms. Brown will be granted initial equity awards with an aggregate grant date fair value of $900,000, which awards will be granted on or about July 15th, 2024. Such awards will consist of 50% restricted stock units (“RSUs”) and 50% non-qualified stock options, which will vest annually on each of the first three anniversaries of the grant date. The Offer Letter also provides for a $50,000 sign-on bonus.

Pursuant to her Offer Letter, Ms. Brown will be eligible in 2025 for discretionary annual equity incentive awards, with a target value of $450,000.

There are no arrangements or understandings between Ms. Brown and any other persons pursuant to which she was appointed as principal accounting officer, there are no family relationships among any of the Company’s directors or executive officers and Ms. Brown and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer, General Counsel and Corporate Secretary

Date: June 24, 2024